Exhibit 10.1

SECOND AMENDMENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 2, 2016

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is among CUBIC CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Lenders and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of May 8, 2012 (as amended from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement).

(2)           The Borrower has requested that the Administrative Agent and the Lenders consent to a transaction not otherwise permitted under the terms of the Credit Agreement and amend the Credit Agreement, in each case as set forth in this Amendment.

(3)           The Administrative Agent and the Lenders party hereto are, on the terms and conditions stated below, willing to grant the request of the Borrower.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.            Consent.  Effective as of the Second Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Administrative Agent and the Lenders party hereto consent to the GATR Acquisition.

SECTION 2.            Amendment. Effective as of the Second Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

““Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan or the Revolving Credit Commitment Fee;

(i)    if such day occurs on or after the Second Amendment Effective Date and prior to the delivery of the financial statements referred to in clause (ii) below for the fiscal period ended March 31, 2016, (x) with respect to Loans that are Eurodollar Loans, 2.25%, (y) with respect to Loans that are ABR Loans, 1.25% and (z) with respect to the Revolving Credit Commitment Fee, 0.400%; and

(ii)   if such day occurs on or after the date upon which the Borrower shall have delivered to the Administrative Agent the financial statements required to be delivered for the fiscal period ended March 31, 2016 pursuant to Section 5.01(a), the rate as set forth below that corresponds to the Leverage Ratio as of the last day of the fiscal quarter or fiscal year most recently ended prior to such day for which financial statements shall have been delivered to the Administrative Agent as required pursuant to Section 5.01(a) or (b) hereof, together with the corresponding compliance certificate required pursuant to Section 5.02 hereof; provided that any increase or decrease in the Applicable Rate shall become effective as of the fifth Business Day immediately following the date the financial statements and accompanying compliance certificate shall have been delivered for a fiscal quarter or fiscal year end; and provided, further, that (A) if the Borrower shall fail to timely deliver such statements and certificates for any such fiscal quarter or fiscal year period or (B) during the continuance of an Event of Default, then the Applicable Rate with respect to ABR Loans and Eurodollar Loans and with respect to the Revolving Credit Commitment Fee shall be determined for the period (x) from and including the date upon which such financial statements and certificate were required to be delivered to but excluding the date upon which financial statements and a certificate complying with Section 5.01(a) or (b) and Section 5.02 are delivered or (y) from and including the date from which such Event of Default shall have occurred but excluding the date upon which such Event of Default is cured or waived as if the applicable Leverage Ratio was greater than 3.00:1.00:

Leverage Ratio	Eurodollar Spread for Loans	ABR Spread for Loans	Commitment Fee
Less than 1.00 to 1.00	1.375%	0.375%	0.20%
Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	1.50%	0.50%	0.25%
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.75%	0.75%	0.30%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	2.00%	1.00%	0.35%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	2.25%	1.25%	0.40%
Greater than or equal to 3.00 to 1.00	2.50%	1.50%	0.45%

”.

““Consolidated EBITDA” means with respect to the Borrower and its Restricted Subsidiaries for any period (a) the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Expense (to the extent deducted in determining Consolidated Net Income), (iii) taxes, and (iv) depreciation and amortization (to the extent deducted in determining Consolidated Net Income) and stock compensation and other non-cash items properly deductible in determining Consolidated Net Income, calculated on a consolidated basis in accordance with GAAP, (b) plus, solely for the purposes of determining compliance with Section 6.01(b), (i) enterprise resource planning expense not to exceed (A) $30,000,000 with respect to any four consecutive fiscal quarter measurement period ending in the fiscal year ending on September 30, 2016, (B) $25,000,000 with respect to any four consecutive fiscal quarter measurement period ending in the fiscal year ending on September 30, 2017 and (C) $20,000,000 with respect to any four consecutive quarter measurement period ending in the fiscal year ending on September 30, 2018 and (ii) the following one-time non-recurring expense items in connection with any acquisition (including, without limitation, the GATR Acquisition and the acquisition of TeraLogics: (A) options expense, (B) deal bonuses, (C) earn outs and purchase price allocations relating to options, (D) expense in respect of inventory in finished goods, (E) retention expense, (F) legal, accounting, tax and other consulting expense, (G) integration expense, (H) director & officer and representation & warranty expense and (I) fees and expenses in respect of the financing of any acquisition, minus (c) non-cash items properly added in determining Consolidated Net Income for such period, all such calculations to be on a consolidated basis in accordance with GAAP.”

““GATR Acquisition” means the acquisition by the Borrower of all of the capital stock of GATR Technologies, Inc. (“GATR”), an Alabama corporation, pursuant to the Stock Purchase Agreement dated as of December 18, 2015 among GATR, the shareholders of GATR, the representative of such shareholders and the Borrower as such agreement may be amended, supplemented or otherwise modified, in each case in any material respect which is not adverse to the Administrative Agent or the Lenders (it being understood and agreed that changes to the purchase price in excess of 10% thereof or the definition of “Material Adverse Effect” appearing therein shall be deemed to be a material amendment or modification which is adverse to the Administrative Agent and the Lenders) from time to time.”

““Most Favored Provisions” has the meaning specified in Section 6.13.”

““Note Purchase Agreement” means that certain Amended and Restated Note Purchase and Private Shelf Agreement (including all exhibits and schedules attached thereto) dated as of February 2, 2016, between the Borrower and Guarantors on the one hand, and the Purchasers (as defined therein) on the other hand, as it may be amended, supplemented or otherwise modified from time to time, together with any renewals, extensions, replacements and refinancings (notwithstanding whether such replacements or refinancings are entered into with the Investors party thereto as of February 2, 2016 or any other Person) thereof.”

““Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of February 2, 2016 by and among the Borrower, the Administrative Agent and the Lenders party thereto.”

““Second Amendment Effective Date” shall have the meaning ascribed thereto in the Second Amendment.”

(b)           The definition of “Revolving Loan Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended to restate the penultimate sentence thereof as follows:

“The aggregate amount of the Lenders’ Revolving Loan Commitments on the Second Amendment Effective Date is $400,000,000.”

(c)           Section 2.02(c) of the Credit Agreement is amended to replace the phrase “five (5)” appearing therein with the phrase “ten (10)”.

(d)           Section 5.02(a) of the Credit Agreement is amended to replace the phrase “and Section 6.10” appearing therein with the phrase “, Section 6.10 and the requirements of any Most Favored Provision incorporated herein pursuant to Section 6.13”.

(e)           Article VI of the Credit Agreement is amended to insert Section 6.13, which will read in its entirety as follows:

“SECTION 6.13             Most Favored Provisions.  If at any time the Note Purchase Agreement, or any agreement or document related to the Note Purchase Agreement, includes (a) any covenant, event of default or similar provision that is not provided for in this Agreement, or (b) any covenant, event of default or similar provision that is more restrictive than the same or similar covenant, event of default or similar provision provided in this Agreement (all such provisions described in clauses (a) or (b) of this Section 6.13 being referred to as the “Most Favored Provisions”), then (i) such Most Favored Provision shall immediately and automatically be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, and no such provision may thereafter be waived, amended or modified under this Agreement, except pursuant to the provisions of Section 9.02, and (ii) the Borrower shall promptly, and in any event within five (5) Business Days after entering into any such Most Favored Provision, so advise the Lenders in writing.  Thereafter, upon the request of the Required Lenders, the Borrower shall enter into an amendment to this Agreement with the Required Lenders evidencing the incorporation of such Most Favored Provision, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation by reference described in clause (i) of the immediately preceding sentence.”

(f)            Section 6.01(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

“The Borrower will not permit the Leverage Ratio (i) at the end of any fiscal quarter ending prior to December 31, 2016 to be greater than 4.00:1.00 and (ii) at the end of any fiscal quarter ending on or after December 31, 2016 to be greater than 3.50 to 1.00.”

(g)           Schedule 2.01 of the Credit Agreement is amended and restated to read in its entirety as Schedule 2.01 to this Amendment.

SECTION 3.            Conditions to Effectiveness. The consent in Section 1 of this Amendment and the amendments in Section 2 of this Amendment shall be effective as of the date (the “Second Amendment Effective Date”) the following conditions are satisfied:

(a)           the Administrative Agent’s receipt of counterparts of this Amendment duly executed by the Borrower, the Administrative Agent, Lenders constituting Required Lenders and each Lender increasing its Revolving Loan Commitment pursuant to this Amendment;

(b)           the Administrative Agent’s receipt of a reaffirmation (the “Reaffirmation”) of the Guarantee by the Guarantors, in the form of Exhibit A, duly executed by each Guarantor party thereto;

(c)           the Administrative Agent’s receipt of (i) such documents or certificates with respect to legal matters or corporate or other proceedings related to this Amendment or the transactions contemplated hereby as may be reasonably requested by the Administrative Agent and (ii) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date hereof) of counsel to the Borrower and the Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Borrower and the Guarantors, the Financing Documents, this Amendment or the Transactions as the Administrative Agent shall reasonably request;

(d)           the Administrative Agent’s receipt of a certificate signed by the President, a Vice President or a Financial Officer of the Borrower certifying that, after giving effect to this Amendment, the Borrower is in compliance with the conditions contained in Section 4.02 of the Credit Agreement (as amended by this Amendment);

(e)           the Administrative Agent’s receipt of evidence reasonably satisfactory to it that, on or prior to March 31, 2016, the GATR Acquisition has been consummated or, substantially concurrently with the effectiveness of this Amendment, will be consummated;

(f)            the Administrative Agent’s receipt of an effective amendment to, or restatement of, the Note Purchase and Private Shelf Agreement (the “Private Placement”) dated as of March 12, 2013 by and among the Borrower, the guarantors party thereto, Prudential Investment Management, Inc. and the other purchasers party thereto, which amendment shall permit the consummation of the GATR Acquisition and shall otherwise amend the Private Placement on terms no more restrictive than those set forth in this Amendment;

(g)           the Administrative Agent shall have made such reallocations of each Lender’s Revolving Credit Exposure under the Credit Agreement as are necessary in order that the Revolving Credit Exposure with respect to such Lender reflects the pro rata share of the aggregate Revolving Credit Exposure set forth in Schedule 2.01 for such Lender under the Credit Agreement as amended hereby.  The Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans and the reallocation described in this clause (g), in each case on the terms and in the manner set forth in Section 2.15 of the Credit Agreement; and

(h)           the Administrative Agent’s (and its affiliates) and the Lenders’ receipt of all fees and expenses then due and owing under the Credit Agreement, the other Financing Documents or under any other applicable letter agreement, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement or other applicable document.

The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4.            Representations and Warranties. The Borrower represents and warrants as follows:

(a)           Authority; Enforceability. The Borrower has the requisite corporate power and authority to execute, deliver and perform this Amendment, and to perform its obligations under the Credit Agreement as modified hereby and the other Financing Documents to which it is a party. Each Guarantor has the requisite corporate power and authority to execute, deliver and perform the Reaffirmation, and to perform its obligations under the Reaffirmation and the other Financing Documents to which it is a party The execution, delivery and performance by the Borrower of this Amendment and by each Guarantor of the Reaffirmation have been duly approved by the board of directors of each such Person, and no other corporate proceedings on the part of the Borrower or any Guarantor are necessary to consummate such transactions. This Amendment has been duly executed and delivered by the Borrower and the Reaffirmation has been duly executed and delivered by each Guarantor.  Each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. Each of the Guarantee by the Guarantors and the Reaffirmation constitutes the legal, valid and bind obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(b)           Financing Document Representations and Warranties. The representations and warranties contained in each Financing Document are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(c)           Absence of Default. Except as expressly waived hereby, no event or circumstance has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default or an Event of Default.

SECTION 5.            Reference to and Effect on the Financing Documents. (a)  Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement, and each reference in the other Financing Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)           The Credit Agreement and all other Financing Documents are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Financing Documents, nor constitute a waiver of any provision of any of the Financing Documents.

SECTION 6.            Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.            Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 8.            Severability. Whenever possible, each provision of this Amendment shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

SECTION 9.            Captions and Headings. The captions or section headings at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CUBIC CORPORATION, as the Borrower

By:	/s/ James R. Edwards
James R. Edwards
Senior Vice President, General Counsel and Secretary

By:	/s/ Gregory L. Tanner
Gregory L. Tanner
Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Anna C. Araya
Name: Anna C. Araya
Title: Vice President

BANK OF THE WEST, as a Lender

By:	/s/ Jack Lenhof
Name: Jack Lenhof
Title: Director

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Melinda Gulledge
Name: Melinda Gulledge
Title: Banking

MUFG UNION BANK, N.A., as a Lender

By:	/s/ James Kordas
Name: James Kordas
Title: Director

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marty McDonald
Name: Marty McDonald
Title: AVP

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alyssa Pearson
Name: Alyssa Pearson
Title: Senior Vice President

SCHEDULE 2.01

Commitments

Lender	Revolving Credit Commitment	Approximate Percentage of Total Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$70,000,000.00	17.5%
Bank of the West	$66,000,000.00	16.5%
Branch Banking and Trust Company	$66,000,000.00	16.5%
MUFG Union Bank, N.A.	$66,000,000.00	16.5%
U.S. Bank, National Association	$66,000,000.00	16.5%
Wells Fargo Bank, National Association	$66,000,000.00	16.5%
Total:	$400,000,000	100%

Exhibit A

REAFFIRMATION BY THE GUARANTORS

Each of the undersigned (a) acknowledges that (i) it has reviewed that certain Second Amendment (the “Amendment”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Amendment), dated as of January [  ], 2016, to that certain Second Amended and Restated Credit Agreement dated as of May 8, 2012 (the “Credit Agreement”), among Cubic Corporation as the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, (ii) that certain Second Amended and Restated Guarantee, dated as of May 8, 2012, (the “Guarantee”) to which it is a party and the other Financing Documents to which it is a party remains in full force and effect, and (iii) under the terms of the Guarantee, it guarantees the Guaranteed Obligations (as defined in the Guarantee) and the other obligations set forth in the Guarantee, and (b) agrees that each Financing Document to which it is a party is hereby reaffirmed, ratified, approved and confirmed in each and every respect, except that, upon the effectiveness of, and on and after the date of, this Amendment, each reference to the Guarantee in the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by the Amendment.

CUBIC TRANSPORTATION SYSTEMS, INC., a California corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Gregory L. Tanner
Treasurer

CUBIC DEFENSE APPLICATIONS, INC., a California corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Gregory L. Tanner
Treasurer

CUBIC SIMULATION SYSTEMS, INC., a California corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Gregory L. Tanner
Treasurer

OMEGA TRAINING GROUP, INC., a Georgia corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Gregory L. Tanner
Treasurer

NEXTBUS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Gregory L. Tanner
Treasurer

DTECH LABS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Gregory L. Tanner
Treasurer

CUBIC GLOBAL DEFENSE, INC., a Delaware corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Gregory L. Tanner
Treasurer